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                                                                 EXHIBIT (10)(F)
                     UNITED CAROLINA BANCSHARES CORPORATION
                            DIRECTOR RETIREMENT PLAN
                       (Effective As Of January 1, 1995)
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                     UNITED CAROLINA BANCSHARES CORPORATION
                            DIRECTOR RETIREMENT PLAN

ARTICLE I      INTRODUCTION AND ESTABLISHMENT........................................................................      1
ARTICLE II     DEFINITION
    2.1        Adopting Employer.....................................................................................      2
    2.2        Beneficiary...........................................................................................      2
    2.3        Code..................................................................................................      2
    2.4        Company...............................................................................................      2
    2.5        Director..............................................................................................      2
    2.6        Director's Base Fee...................................................................................      2
    2.7        Disability............................................................................................      2
    2.8        Employee..............................................................................................      2
    2.9        Normal Retirement Date................................................................................      2
    2.10       Participant...........................................................................................      3
    2.11       Plan..................................................................................................      3
    2.12       Plan Administrator....................................................................................      3
    2.13       Retirement Benefit....................................................................................      3
    2.14       Year of Service.......................................................................................      3
ARTICLE III    PARTICIPATION.........................................................................................      4
ARTICLE IV     RETIREMENT BENEFIT....................................................................................      5
    4.1        Amount of Retirement Benefit..........................................................................      5
    4.2        Distribution of Retirement Benefits...................................................................      5
ARTICLE V      PLAN ADMINISTRATOR....................................................................................      6
    5.1        Committee.............................................................................................      6
    5.2        Action................................................................................................      6
    5.3        Right and Duties......................................................................................      6
    5.4        Compensation, Indemnity and Liability.................................................................      7
    5.5        Taxes.................................................................................................      7
ARTICLE VI     CLAIMS PROCEDURE......................................................................................      8
    6.1        Claims for Benefits...................................................................................      8
    6.2        Appeals...............................................................................................      8
ARTICLE VII    AMENDMENT AND TERMINATION.............................................................................      9
    7.1        Amendments............................................................................................      9
    7.2        Termination of Plan...................................................................................      9
ARTICLE VIII   MISCELLANEOUS.........................................................................................     10
    8.1        Limitation on Participant's Rights....................................................................     10
    8.2        Benefits Unfunded.....................................................................................     10
    8.3        Other Plans...........................................................................................     10
    8.4        Receipt or Release....................................................................................     10
    8.5        Governing Law.........................................................................................     10
    8.6        Gender, Tense, and Headings...........................................................................     10
    8.7        Successors and Assigns; Nonalienation of Benefits.....................................................     11
APPENDIX A....................................................................................................            12
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                                   ARTICLE I
                         INTRODUCTION AND ESTABLISHMENT
     United Carolina BancShares Corporation ("Company") hereby establishes the
United Carolina Bancshares Corporation Directors Retirement Plan ("Plan") for
the benefit of non-employee Directors of the Company and Adopting Employers. The
plan is designed to recognize eligible Directors for their loyal and diligent service to the Company or Adopting Employer.
     The terms of this Plan are applicable only to eligible Directors who retire from service as a Director of the Company or an Adopting Employer on or after
January 1, 1995. Any person who ceases to be a Director prior to that date shall not be covered by this Plan, but shall continue to be eligible to receive benefits declared under any other policy established by the Company.
                                   ARTICLE II
                                  DEFINITIONS
     When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:
     2.1 "ADOPTING EMPLOYER" means any subsidiary of, or other entity related to, the Company which is designated by the Company to participate in the Plan.
With respect to each Adopting Employer, the date of participation in this Plan is listed on Appendix A attached hereto.
     2.2 "BENEFICIARY" means the current spouse, if any, of the Participant at the Participant's date of death. No other beneficiary may be designated under this plan, and no Retirement Benefit payments may be made to anyone other than the Participant or the Participant's spouse.
     2.3 "CODE" means Internal Revenue Code of 1986, as amended.
     2.4 "COMPANY" means United Carolina Bancshares Corporation, a North
Carolina corporation, or its successor or successors.
     2.5 "DIRECTOR" means a member of the Board of Directors of the Company or an Adopting Employer, but excluding any person whose sole membership is on an advisory board of an Adopting Employer serving a specific market area.
     2.6 "DIRECTOR'S BASE FEE" shall mean the annual base fee, excluding separate board meeting and committee meeting fees, being paid to active
Directors of the Board of Directors on which the Participant served on the date such Participant ceased to serve as an active Director.
     2.7 "DISABILITY" means the permanent and lasting inability of a Participant due to illness, accident, or other physical or mental incapacity, to perform his usual duties and services for the Company or an Adopting Employer. The determination as to whether Disability exists shall be made by the Plan
Administrator based upon the information provided to it.
     2.8 "EMPLOYEE" shall mean any person who is an employee (such term having its customary meaning) of the Company or an Adopting Employer and who is receiving remuneration for personal services rendered to the Company or Adopting
Employer.
     2.9 "NORMAL RETIREMENT DATE" means the day of the annual shareholders'
meeting of the Company following the date of a Participant's 70th birthday.
     2.10 "PARTICIPANT" means a Director who is eligible to participate in the
Plan in accordance with Article III.
     2.11 "PLAN" means the United Carolina Bancshares Corporation Director
Retirement Plan as set forth herein and as it may be amended from time to time.
     2.12 "PLAN ADMINISTRATOR" means the Committee appointed pursuant to Article
V to administer the Plan. In the absence of such appointment, the Company shall be the Plan Administrator.
     2.13 "RETIREMENT BENEFIT" means the annual retirement payments made to, or with respect to, a Participant, determined and distributed in accordance with the provisions of Article IV.
     2.14 "YEAR OF SERVICE" means the 12-consecutive month period following each annual shareholders' meeting of the Company or Adopting Employer during which a
Participant served for six or more months as a Director of the Company or
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an Adopting Employer, without regard to whether such period of service as a
Director occurred prior to or after January 1, 1995; provided, however, that the term "Year of Service" shall not include any period of service (regardless of whether such period of service occurs before or after a period of service credited under this Plan) during which: (i) the Director was also an Employee of the Company or an Adopting Employer, (ii) the individual was solely a member of an advisory board of an Adopting Employer serving a specific market area, and
(iii) the individual was a director of an entity prior to the date such entity became a subsidiary of the Company or was otherwise acquired by the Company.
                                  ARTICLE III
                                 PARTICIPATION
     Any Director of the Company or an Adopting Employer who is not an Employee
of the Company or an Adopting Employer shall become a Participant in the Plan immediately following the completion of one full year's service as a Director.
Any Director of the Company or an Adopting Employer who is an Employee shall become a Participant in the Plan immediately following the termination of his status as an Employee, provided that he thereafter continues as a Director of the Company or an Adopting Employer. A Director shall cease participation in the
Plan on the date he is no longer a Director of the Company or an Adopting
Employer, or, if still a Director, when he becomes an Employee.
                                   ARTICLE IV
                               RETIREMENT BENEFIT
  4.1 AMOUNT OF RETIREMENT BENEFIT.
     Any Participant who, on or after January 1, 1995, ceases to serve as a
Director on account of death, Disability, retirement or any other reason, shall be entitled to receive, payable at the time and in the manner provided in
Section 4.2 below, an annual Retirement Benefit equal to such Participant's annual Director's Base Fee for a period equal to his aggregate number of Years of Service, subject to a maximum of ten (10) annual payments.
  4.2 DISTRIBUTION OF RETIREMENT BENEFITS.
     (A) Except as provided in Sections 4.2(b)and 4.2(c) below, a Participant's
Retirement Benefit determined in accordance with Section 4.1 above shall be paid to the Participant, or in the event of the Participant's death, to his
Beneficiary, commencing on the last day of the calendar year following the
Participant's Normal Retirement Date, with subsequent annual Retirement Benefit payments paid on the last day of each subsequent calendar year until all
Retirement Benefit payments to which the Participant is entitled have been paid.
     (B) In the event the Participant becomes Disabled or dies while actively serving as a Director, such Participant's Retirement Benefit determined in accordance with Section 4.1 above shall be paid to the Participant, or in the event of the Participant's death, to his Beneficiary, commencing on the last day of the calendar year following the Participant's date of death or Disability, with subsequent annual Retirement Benefit payments paid on the last day of each subsequent calendar year until all Retirement Benefit payments to which the
Participant is entitled have been paid.
     (C) In the event that both the Participant and his Beneficiary die before all Retirement Benefit payments to which the Participant is entitled have been paid, all payments shall cease.
                                   ARTICLE V
                               PLAN ADMINISTRATOR
     5.1 COMMITTEE. The Plan Administrator shall be the Personnel Committee of the board of Directors of the Company or such other committee as may be designated by the Company to administer and manage the Plan, provided that, if no committee is designated, the Company shall be the Plan Administrator and shall have the duties of the Plan Administrator provided for herein. Members of the committee shall not be required to be Employees of the Company or
Participants.
     5.2 ACTION. Action of the Plan Administrator may be taken with or without a meeting of committee members. If a member of the committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own
Retirement Benefit.
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     5.3 RIGHT AND DUTIES. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:
     (A) To construe, interpret, and administer this Plan;
     (B) To make determinations required by this Plan, and to maintain records regarding Participants' benefits;
     (C) To compute and certify to the Company the amount and kinds of benefits payable to participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid;
     (D) To authorize all disbursements by the Company pursuant to this Plan;
     (E) To maintain (or cause to be maintained) all the necessary records of the administration of this Plan;
     (F) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;
     (G) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and
     (H) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.
     The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount and manner of payment of such benefits, and its decisions on such matters shall be final and conclusive on all parties.
     5.4 COMPENSATION, INDEMNITY AND LIABILITY. The Plan Administrator shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator shall be paid by the Company. If the Plan Administrator is a committee, no member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The
Company shall indemnify and hold harmless the Plan Administrator and each member of the committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.
     5.5 TAXES. If the whole or any part of any Participant's benefit provided hereunder shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the
Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant whole interests hereunder are so liable. The Company shall provide notice of any such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.
                                   ARTICLE VI
                                CLAIMS PROCEDURE
     6.1 CLAIMS FOR BENEFITS. If a Participant or Beneficiary (hereafter,
"Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan
Administrator. The claim for benefits must be in writing and addressed to the
Plan Administrator or to the Company. If the claim for benefits is denied, the
Plan Administrator shall notify the Claimant in writing within 90 days after the
Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan
Administrator shall furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension shall not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits shall advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.
     6.2 APPEALS. Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. The decision of the Plan
Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the
Plan Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.
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                                  ARTICLE VII
                           AMENDMENT AND TERMINATION
     7.1 AMENDMENTS. The Company (or its designee) shall have the right in its sole discretion to amend this Plan in any manner at any time; provided, however, that no such amendment shall reduce the Participant's Retirement Benefit determined under Section 4.1 at the time of amendment. Any amendment shall be in writing and executed by a duly authorized officer of the Company. all
Participants shall be bound by such amendment.
     7.2 TERMINATION OF PLAN. The Company expects to continue this Plan, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason
(including a change, or an impending change, in the tax laws of the United
States or any State). If the Plan is terminated, the Plan Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company, and the Plan shall be terminated at the time therein set forth.
Termination of the Plan shall be binding on all Participants, but in no event may such termination reduce any Participant's Retirement Benefit determined under Section 4.1 of the Plan at the time of termination. If this Plan is terminated, Participants' Retirement Benefits shall either be paid in accordance with Section 4.2, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.
                                  ARTICLE VIII
                                 MISCELLANEOUS
     8.1 LIMITATION ON PARTICIPANT'S RIGHTS. Participation in this Plan shall not give any Participant the right to be retained as a Director of the Company or any Adopting Employer, or any right or interest in this Plan or any assets of the Company other than as herein provided.
     8.2 BENEFITS UNFUNDED. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Company, and Participants shall have the status of general unsecured creditors of the Company under the Plan with respect to any obligation of the Company to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.
     Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.
     8.3 OTHER PLANS. This Plan shall not affect the right of any Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the
Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.
     8.4 RECEIPT OR RELEASE. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company and any Adopting
Employer, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.
     8.5 GOVERNING LAW. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of North
Carolina. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
     8.6 GENDER, TENSE, AND HEADINGS. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this
Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.
     8.7 SUCCESSORS AND ASSIGNS; NONALIENATION OF BENEFITS. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that Participant's Retirement
Benefits provided hereunder shall not (except as provided in Section 5.5) be subject in any manner to anticipation, alienation, sale, transfer, assignment,
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pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, shall be null and void and not binding on the Plan or the Company.
In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to substantially all of the business or assets of the Company to expressly agree to assume and perform this Agreement in the same manner that the Company would be required to perform it.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers to be effective January 1, 1995.
                                         UNITED CAROLINA BANCSHARES CORPORATION
                                         BY: /s/        E. Rhone Sasser
ATTEST:
/s/       Howard V. Hudson, Jr.
Secretary
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                                   APPENDIX A

ADOPTING EMPLOYERS        DATE OF PARTICIPATION
United Carolina Bank,        January 1, 1995
North Carolina
United Carolina Bank,        January 1, 1995
South Carolina

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